Public Company Management Corporation Announces SB-2 Securities Registration Contract with Driver Link, Inc.

LAS VEGAS, NV – April 12, 2005 – Public Company Management Corporation (OTC BB: PUBC) today announced that its subsidiary Go Public Today has signed a contract with Driver Link, Inc. to provide SB-2 securities registration services and initiate the process to obtain an OTC BB listing for Driver Link in exchange for a combination of cash fees and a block of shares of Driver Link common stock.  Through the SB-2 securities registration solution offered by Go Public Today, Driver Link will be able to register the resale of securities and become a publicly traded company.

Driver Link, Inc. is a trucking company specializing in freight services within the United States.  The company primarily hauls freight for retailers and manufacturers.  The trucking industry is led by carriers such as J. B. Hunt Transport Services, Inc. (NASDAQ: JBHT) and Swift Transportation (NASDAQ: SWFT).  Driver Link has carried freight for such well-know companies as Wal-Mart (NYSE: WMT), Coca-Cola bottling companies (NYSE: KO), Toys R US and Home Depot.

“All of the hard work and dedication from our team has paid off over the last couple of years.  We have grown to be a nationwide carrier, but in order to achieve what we originally set out to do, we need to attract outside investors.  The best way for us to do that was to go public.  PUBC is walking us through the entire process and helping us to realize our goals,” says Daniel Sharpton, Chief Executive Officer of Driver Link, Inc.

“Driver Link sought a solution that could help the company quickly and economically make the transition to the public markets and begin seeking investment capital to grow their business.  PUBC will assist Driver Link through this process of going public and meeting the compliance requirements to stay public.  We’ll also advise the company on ways to attract investors so that Mr. Sharpton and his team are able to achieve their long-term goals,” declares Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.

PUBC will host its annual shareholders’ meeting, followed by the Raising Capital 2005 seminar (http://www.GoPublicToday.com/RaisingCapital2005) on May 14, 2005 in Las Vegas, NV.  The Raising Capital 2005 Seminar is intended for entrepreneurs and small business owners who are looking for ways to raise capital, particularly those who have been frustrated by the venture capital process or who have found their current investors unable to meet the long-term capital needs of their company.

About Driver Link, Inc.

Oklahoma-based Driver Link is an over-the-road trucking company operating throughout the continental United States.  The motor freight carrier specializes in medium haul transportation of goods for clients in a variety of industries, including retail, manufacturing and food & beverage.  The company employs a sophisticated computerized management control systems to monitor key aspects of its operations, thus controlling costs and while increasing productivity, on-time deliveries and customer satisfaction.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers

   (http://www.PubcoWhitePapers.com) hosts a comprehensive

   body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today

   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public

   offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management

   Services (http://www.PCMS-Team.com) assists new and

   existing public companies in negotiating the new

   complexities of maintaining a public company and creating

   sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

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Contact:

     Public Company Management Corporation

     Stephen Brock

     President/CEO

     (702) 222-9076

     info@PublicCompanyManagement.com

     www.PublicCompanyManagement.com